FOLEY & LARDNER

                                ATTORNEYS AT LAW


CHICAGO                                                              SACRAMENTO
DENVER                           FIRSTAR CENTER                       SAN DIEGO
JACKSONVILLE               777 EAST WISCONSIN AVENUE              SAN FRANCISCO
LOS ANGELES             MILWAUKEE, WISCONSIN 53202-5367             TALLAHASSEE
MADISON                     TELEPHONE (414) 271-2400                      TAMPA
MILWAUKEE                   FACSIMILE (414) 297-4900           WASHINGTON, D.C.
ORLANDO                                                         WEST PALM BEACH



                                 April 18, 2000

Van Wagoner Funds, Inc.
345 California Street
Suite 2450
San Francisco, CA  94104

Ladies & Gentlemen:

          We have acted as counsel for you in connection with the preparation of an Amended Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of Van Wagoner Funds, Inc. Common Stock (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable

          We hereby consent to the use of this opinion as an exhibit to the Amended Registration Statement on Form N-1A. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                              Very truly yours,



                              Foley & Lardner